UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 20, 2003

                         LASER RECORDING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

        New Jersey                   1-10366                 22-2582847
(State or incorporation)      (Commission File Number)   (I.R.S. Employer
                                                          Identification No.)

                              1359 New York Avenue
                       Huntington Station, New York 11746
          (Address of principal executive office, including zip code)

                                 (800) 786-1352
                    (Telephone number, including area code)


Item 1(b)       Changes in Control of Registrant

     On May 20, 2003, Laser Recording Systems, Inc. ("Laser") and three shareholders owning an aggregate of approximately 68% of Laser's currently outstanding common stock (the "Laser Signatory Shareholders") entered into a Share Exchange Agreement with SCL Ventures, Ltd., a British Virgin Islands company ("SCL"), and its shareholders (the "Agreement"). The Agreement provides that Laser will acquire all of the outstanding common shares of SCL from its shareholders, who will receive, in exchange therefor, shares of common stock of Laser representing 95% of the issued and outstanding shares of Laser upon closing of the exchange of shares (the "Exchange"). Upon consummation of the Exchange, SCL will become a wholly owned subsidiary of Laser. Laser has agreed to issue additional shares, upon consummation of the Exchange, comprising 2% of its outstanding common stock, to certain consultants retained by SCL in connection with the Exchange and its business.

     Closing of the Exchange (the "Closing") is scheduled to take place after delivery to all shareholders of Laser of notice of the Exchange accompanied by such information as is required by applicable state and federal rules and regulations, so as to allow Laser shareholders to exercise their rights under New Jersey law in connection with the Exchange, but not later than November 16, 2003.

SCL's Business

     SCL was organized to acquire interests in telecommunications and related service entities in Asia. SCL is currently in the process of acquiring a 51%

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equity  interest  in  Guangzhou  Weida  Communications  Co.,  Ltd.,  a/k/a Weida
Communications Technology Company Limited, a development stage communications services company organized in the Peoples Republic of China ("Weida"). SCL is
actively  exploring  other  acquisition   opportunities.   Weida's  business  is
described in the press release issued by Laser on May 20, 2003, a copy of which is attached as an exhibit to this Report.

     SCL has delivered to Weida $805,153 as a contribution to registered capital and is obligated to deliver additional consideration of $15 million for shareholder equity after the issuance of all required licenses and completion of Weida's restructuring. Subject to completion of a new business plan for Weida, SCL has agreed to contribute approximately $159 million in working capital in the form of asset-based or other financings. There can be no assurance that any such funding will be available at all or, if available, on satisfactory terms. Upon completion of the restructuring of Weida, SCL will also be obligated to provide $110 million in equity capital of SCL or Laser, at $6.75 per share, to Weida's current equity owners, which will be subject to a shareholders' agreement.

Closing Conditions

     The closing of the Exchange is conditioned upon, among other matters, SCL's delivery of a fully executed agreement providing for completion of the Weida transaction, Laser's having completed a one-for-four reverse split of its common stock, and SCL's delivery to Laser of a put agreement with EPG Capital
Management, Inc. (the "Fund"), a Florida-based private equity fund (the "Put Agreement"). The Put Agreement will provide that to the extent that SCL has not received equity investments aggregating $6 million by the Closing, (i) the Fund will have the right for a period of 180 days thereafter to invest in SCL common shares in an amount equal to the difference between $6 million and the amount of other equity invested prior to the Closing, and (ii) subject to the availability of certain audited financial statements, the Laser Signatory Shareholders will have the right, at any time between 91 and 180 days following the Closing to demand that the Fund invest such funds; in each case, the Fund shall receive Laser common shares as if the Fund had made such investment prior to the Closing.

     To the extent that less than $6 million has been invested in SCL at the Closing, the number of shares delivered to the SCL shareholders will be reduced so that the percentage of Laser common stock held by Laser shareholders following the Exchange shall not be reduced to 3% until such time as the full $6 million has been invested in SCL. For example, if the total amount invested in SCL prior to the Closing is $3 million, the existing Laser shareholders will own 6% of the outstanding Laser common shares immediately following the Exchange.

Board of Directors

     The parties have agreed that after the Closing, Laser's Board of Directors shall consist of not less than five directors and that SCL designees acceptable to the Laser Board of Directors in the due exercise of its business judgment shall fill up to two vacancies, if any, on Laser's Board. Currently, there are two vacancies on Laser's Board which has four directors. The two SCL designees shall also be nominated to serve as directors of Laser and stand for election at the first annual meeting of Laser shareholders held after the Closing.

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

Termination

     The Agreement may be terminated prior to Closing if, among other matters, Closing of the Exchange is prohibited by law, if SCL does not raise $2.2 million prior to Closing or if the due diligence review by or on behalf of SCL of Laser's books and records reveals a breach of any of the representations and warranties of Laser or there is any material adverse change in the business or financial condition or results of operations of Laser.

Lock-Up

     The Laser Signatory Shareholders have agreed not to sell or otherwise transfer shares of Laser common stock held by them for a period of two years following the Closing (the "Lock Up"), except (i) they may participate pari passu in any bona fide third party offer accepted by the president of SCL for the purchase of Laser common stock and (ii) the Lock Up expires in the event that Laser enters into any transaction for the sale of its common stock providing for a valuation of Laser of less than $10 million.

Important information about forward-looking statements

     All statements other than statements of historical fact included in this release, including without limitation, statements regarding the financial position and business strategy of Laser, SCL or Weida, and plans and objectives of Laser's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend," "propose," "will," "could," "may," "might" and similar expressions, as they relate to Laser, SCL, Weida or Laser's management identify forward-looking statements. Such forward-looking statements are based on the beliefs of, as well as assumptions made by and information currently available to, Laser's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, domestic and international business, economic and political conditions and developments, unknown or unanticipated effects of or developments in applicable foreign law, competitive factors, pricing pressures, capacity and supply constraints. Such statements reflect Laser's views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity of Laser, SCL and Weida. Readers are cautioned not to place undue reliance on these forward-looking statements. Laser does not undertake any obligation to release publicly any revisions to these forward- looking statements  to  reflect  future  events  or  circumstances  or  to  reflect  the occurrence of unanticipated events. Although Laser believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct.

Additional information

        The foregoing summary does not contain all of the information concerning the Exchange. For further information, you are referred to the Agreement which is filed as an exhibit to this Report.

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

Item 7      Financial Statements and Exhibits

(a), (b)    Financial Statements - None.

(c)         Exhibits

            2.1 Share Exchange Agreement by and among Laser Recording Systems, Inc., SCL Ventures, Ltd., et al, dated May 20, 2003.

            2.2   Press release dated May 20, 2003.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2003                  LASER RECORDING SYSTEMS, INC.

                                     By: /s/ Carl Lanzisera
                                         Carl Lanzisera
                                         Chief Executive Officer


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